As filed with the Securities and Exchange Commission on May 5, 2003

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------


                                 COPYTELE, INC.

             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                      11-2622630
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                    COPYTELE, INC. 2003 SHARE INCENTIVE PLAN
                              (Full Title of Plan)

                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)



                                                CALCULATION OF REGISTRATION FEE
===============================================================================================================================
    Title of Each Class of Securities to be      Amount to be        Proposed Maximum    Proposed Maximum       Amount of
                   Registered                   Registered(1)       Offering Price Per  Aggregate Offering  Registration Fee
                                                                          Share(2)           Price(2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share      15,000,000 shares (3)          $0.26            $3,900,000           $315.51
===============================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Over-the-Counter Bulletin Board on April 30, 2003.
(3) Represents the registration of shares of Common Stock issuable under the CopyTele, Inc. 2003 Share Incentive Plan. Registrant has previously registered 20,000,000 shares of its Common Stock (as adjusted for stock splits) under Registration Statements on Form S-8 (Registration No. 33-72716, filed December 9, 1993, Registration No. 33-62381, filed September 6, 1995, and Registration No. 333-16933, filed November 27,
      1996), in connection with its CopyTele, Inc. 1993 Stock Option Plan, for which registration fees were previously paid, and has previously registered 15,000,000 shares of its Common Stock under Registration Statements on Form S-8 (Registration No. 333-53416, filed January 9, 2001, Registration No. 333-69650, filed September 19, 2001, and Registration No. 333-99717, filed September 18, 2002), in connection with its CopyTele, Inc. 2000 Share Incentive Plan, for which registration fees were previously paid. Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus contained herein also relates to the shares of Common Stock previously registered under such Registration Statements on Form S-8. See the Rule 429 note below.


As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement is a combined reoffer prospectus which shall be deemed a post-effective amendment to the registrant's Registration Statements on Form S-8, Registration No. 33-72716, filed December 9, 1993, Registration No. 33-62381, filed September 6, 1995, Registration No. 333-16933, filed November 27, 1996, Registration No. 333-53416, filed January 9, 2001, Registration No. 333-69650, filed September 19, 2001, and Registration No. 333-99717, filed September 18, 2002.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.

     CopyTele, Inc. (the "Company" or "we" or "us") has filed previously with the Securities and Exchange Commission (the "Commission") Registration Statements on Form S-8 (Registration No. 33-72716, filed December 9, 1993, Registration No. 33-62381, filed September 6, 1995, Registration No. 333-16933, filed November 27, 1996, Registration No. 333-53416, filed January 9, 2001, Registration No. 333-69650, filed September 19, 2001, and Registration No. 333-99717, filed September 18, 2002) to register shares of our common stock, par value $.01 per share (the "Common Stock"), issued or issuable pursuant to our 1993 Stock Option Plan and our Copytele, Inc. 2000 Share Incentive Plan. This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares issued or issuable pursuant to our 2003 Share Incentive Plan and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of Common Stock acquired by persons named therein upon the exercise of options heretofore or hereafter granted under our 1993 Stock Option Plan, our Copytele, Inc. 2000 Share Incentive Plan or our Copytele, Inc. 2003 Share Incentive Plan.

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

                                 CopyTele, Inc.
                     Common Stock (Par Value $.01 Per Share)

                     5,828,080 shares of Common Stock under
                           the 1993 Stock Option Plan

                     2,240,848 shares of Common Stock under
                  the CopyTele, Inc. 2000 Share Incentive Plan

                     15,000,000 shares of Common Stock under
                  the CopyTele, Inc. 2003 Share Incentive Plan

     This prospectus relates to the offer and sale from time to time by directors, officers and/or other key employees and consultants, who may be considered our "affiliates", of up to 23,068,928 shares of our common stock which have been or may be acquired pursuant to our 1993 Stock Option Plan, as amended, our Copytele, Inc. 2000 Share Incentive Plan, as amended, and our Copytele, Inc. 2003 Share Incentive Plan, including 7,568,080 shares issuable on exercise of options held as of the date of this prospectus by officers and directors, as listed on page 7 of this prospectus under "Selling Shareholders." We will not receive any of the proceeds from sales by the selling shareholders.

     The selling shareholders propose to sell the shares from time to time in transactions occurring either on or off the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted) at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

     The selling shareholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares of those selling shareholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

     Our common stock is traded on the OTC Bulletin Board under the symbol "COPY". On April 30, 2003, the closing price of our common stock as reported by the OTC Bulletin Board was $0.26 per share.

     We are paying all expenses of registration incurred in connection with this offering but the selling shareholders will pay all brokerage commissions and other selling expenses.

     See "Risk Factors" beginning on Page 4 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is May 5, 2003

                                TABLE OF CONTENTS

                                                                       Page

Where You Can Find More Information..................................    2
The Company..........................................................    4
Risk Factors.........................................................    4
Selling Shareholders.................................................    6
Use of Proceeds......................................................    8
Plan of Distribution.................................................    8
Legal Matters........................................................    8
Experts..............................................................    8


     You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room located at 450 5th Street, N. W., Washington, D.C. 20549. Please call the SEC at 1-800 SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at: http:/www.sec.gov.

     We have filed with the SEC registration statements on Form S-8 under the Securities Act with respect to the common stock. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to CopyTele and our common stock, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 0-11254) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

     (i) our Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

     (ii) our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003;

     (iii) our Current Report on Form 8-K dated March 25, 2003; and

     (iv) the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

     We will provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at 900 Walt Whitman Road, Melville, New York 11747, Attention: Secretary; telephone number: (631) 549-5900.

     Our financial statements incorporated by reference in this prospectus and elsewhere in the registration statement include financial statements that were audited by Arthur Andersen LLP ("Andersen"). On June 6, 2002, we dismissed Andersen as our principal public accountants. We have been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the registration statement of which this prospectus is a part to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

     Unless otherwise stated in this prospectus, references to "CopyTele", "we", "our" and "us" refer to CopyTele, Inc., a Delaware corporation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We generally use the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will", and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors more fully described under "Risk Factors". We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

                                   THE COMPANY

     Our principal operations include the development of a full-color flat panel video display and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media.

     Our line of hardware encryption products presently includes the USS-900, the DCS-1200, the DCS-1400, the STS-1500 and the ULP-1. These encryption products are multi-functional, hardware-based digital encryption systems that provide high-grade encryption using either the Citadel(TM) CCX encryption cryptographic chip (which is manufactured by the Harris Corporation) or the Triple DES or the new AES algorithm (algorithms available in the public domain which are used by many U.S. government agencies). We have also developed the USS-900 Security Software, a software security product, using either the Triple DES or the AES algorithm, for the encryption of data files and e-mail attachments in both desktop and laptop computers utilizing Windows operating systems. We are continuing our research and development activities for additional encryption products.

     We were incorporated on November 5, 1982, under the laws of the State of Delaware. Our principal executive offices are located at 900 Walt Whitman Road, Melville, New York 11747, and our telephone number is (631) 549-5900.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business and financial results could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

We have experienced significant net losses and negative cash flows from operations and they may continue.

     We have had net losses and negative cash flows from operations in each year since our inception and in the three months ended January 31, 2003, and we may continue to incur substantial losses and experience substantial negative cash flows from operations. While payments from Futaba Corporation ("Futaba") under our Joint Cooperation Agreement for Field Emission Displays (the "Futaba Agreement") provided substantial cash from operations in the years ended October 31, 2002 and 2001, since the Futaba Agreement terminated in June 2002, we do not anticipate receiving any further payments under the Futaba Agreement.

     We have incurred substantial costs and expenses in developing our encryption and flat panel display technologies and in our efforts to produce commercially marketable products incorporating our technology. We have had limited sales of products to support our operations from inception through January 31, 2003. We have set forth below our net losses, research and development expenses and net cash used in operations for the three fiscal years ended October 31, 2002 and for the three months ended January 31, 2003:


                                               Fiscal Years Ended October 31,             Three Months Ended
                                               -----------------------------              -------------------
                                              2002            2001          2000      January 31, 2003 (Unaudited)
                                              ----            ----          ----      ----------------------------
Net loss                                   $ 3,285,240    $ 3,571,957   $ 4,964,173           $   804,596
Research and development expenses          $ 1,625,974    $ 2,324,949   $ 2,732,229           $   491,627
Net cash used in operations                $   431,471    $   717,845   $ 4,840,578           $   286,079

We may need additional funding in the future which may not be available on acceptable terms and, if available, may result in dilution to our stockholders, and our auditors have issued a "going concern" audit opinion.

     We anticipate that, if cash generated from operations is insufficient to satisfy our requirements, we will require additional funding to continue our research and development activities and market our products. The auditor's report on our financial statements as of October 31, 2002 states that the net loss incurred during the year ended October 31, 2002, our accumulated deficit as of that date, and the other factors described in Note 1 to the Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2002, raise substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

     Based on reductions in operating expenses that have been made and additional reductions that may be implemented, if necessary, we believe that our existing cash and accounts receivable, together with cash flows from expected sales of encryption products and flat panel displays, and other potential sources of cash flows, will be sufficient to enable us to continue in operation until at least the end of the first quarter of fiscal 2004. We anticipate that, thereafter, we will require additional funds to continue marketing, production, and research and development activities, and we will require outside funding if cash generated from operations is insufficient to satisfy our liquidity requirements. However, our projections of future cash needs and cash flows may differ from actual results. We have engaged a firm as an investment advisor and placement agent in connection with an anticipated private placement of equity securities. The sale of additional equity securities or convertible debt could result in dilution to our stockholders. We can give you no assurance that we will be able to generate adequate funds from operations, that funds will be available to us from debt or equity financings or that, if available, we will be able to obtain such funds on favorable terms and conditions.

We may not generate sufficient revenues to support our operations in the future or to generate profits.

     We are engaged in two principal operations: (i) developing, manufacturing and marketing encryption products for voice, fax, and data communications and
(ii) with Volga Svet, Ltd. ("Volga"), developing an advanced flat panel video display technology. Our encryption products are only in their initial stages of commercial production and we have not yet begun commercial production of our flat panel displays. Our investments in research and development are considerable. Our ability to generate sufficient revenues to support our operations in the future or to generate profits will depend upon numerous factors, many of which are beyond our control, including:

     --   our ability to successfully market our line of encryption products;
     -- our production capabilities and those of our suppliers as required for the production of our encryption products;
     -- long-term product performance and the capability of our dealers and distributors to adequately service our products;
     -- our ability to maintain an acceptable pricing level to end-users for our products;
     --   the ability of suppliers to meet our requirements and schedule;
     --   our ability to successfully develop our new products under development;
     --   rapidly changing consumer preferences;
     -- the possible development of competitive products that could render our products obsolete or unmarketable;

     -- our ability to further develop and to commercialize our flat panel display technology in light of the termination of the Futaba Agreement;
     -- our ability to jointly develop with Volga a full-color video display that can be successfully marketed;
     -- the capability of Volga to produce video displays and supply them to us; and
     -- our future negotiations with Volga with respect to payments and other arrangements under our agreement with Volga.

     Because our revenue is subject to fluctuation, we may be unable to reduce operating expenses quickly enough to offset any unexpected revenue shortfall. If we have a shortfall in revenue in relation to expenses, our operating results would suffer. Our operating results for any particular quarter may not be indicative of future operating results. You should not rely on quarter-to-quarter comparisons of results of operations as an indication of our future performance.

We are dependent upon a few key executives and the loss of their services could adversely affect us.

     Our future success is dependent on our ability to hire, retain and motivate highly qualified personnel. In particular, our success depends on the continued efforts of our Chief Executive Officer, Denis A. Krusos, and our President, Frank J. DiSanto, who founded our company in 1982 and are engaged in the management and operations of our business, including all aspects of the development, production and marketing of our encryption products and flat panel display technology. In addition, Messrs. Krusos and DiSanto, as well as our other skilled management and technical personnel, are important to our future business and financial arrangements. The loss of the services of any such persons could have a material adverse effect on our business and operating results.

The very competitive markets for our encryption products and flat panel display technology could have a harmful effect on our business and operating results.

     The markets for our encryption products and flat panel display technology worldwide are highly competitive and subject to rapid technological changes. Most of our competitors are larger than us and possess financial, research, service support, marketing, manufacturing and other resources significantly greater than ours. Competitive pressures may have a harmful effect on our business and operating results.

                              SELLING SHAREHOLDERS

     This prospectus relates to shares of common stock which have been or may be acquired by the selling shareholders pursuant to our 1993 Stock Option Plan, our Copytele, Inc. 2000 Share Incentive Plan and our Copytele, Inc. 2003 Share Incentive Plan. The selling shareholders are directors, officers and/or other key employees and consultants, who may be considered our "affiliates". The following table sets forth certain information with respect to the selling shareholders as of April 30, 2003, as follows: (1) the name and position with CopyTele within the past three years of each selling shareholder; (2) the number of shares of common stock beneficially owned by each selling shareholder (including shares obtainable under options exercisable within sixty (60) days of such date); (3) the number of shares of common stock being offered hereby; and
(4) the number and percentage of our outstanding shares of common stock to be beneficially owned by each selling shareholder after completion of the sale of common stock being offered hereby. The number of shares offered for sale by each selling shareholder may be updated in, and additional individuals who may be or may become our affiliates may be added as selling shareholders hereunder by, supplements and/or amendments to this prospectus, which will be filed with the SEC in accordance with Rule 424(b) under the Securities Act of 1933, as amended. There is no assurance that any of the selling shareholders will sell any or all of their shares of common stock.


           Selling Shareholder            Number of                              Shares Beneficially Owned
            and Position with               Shares             Number of                After Sale
           the Company within            Beneficially         Shares Being       -------------------------
          the Past Three Years            Owned (1)        Offered Hereby(2)       Number      Percent(3)
     ----------------------------        ------------      ------------------   --------------------------
     Denis A. Krusos...................     5,940,600           3,576,290         2,364,310       2.88%
        Director, Chairman of the
        Board and Chief Executive
        Officer

     Frank J. DiSanto..................     3,897,505           3,254,290           643,215          *
        Director and President

     Henry P. Herms....................       250,000             250,000                 0          *
        Director, Vice
        President-Finance and Chief
        Financial Officer

     George P. Larounis................       362,500             382,500                 0          *
        Director

     Richard J. Salute.................             0              20,000                 0          *
        Director

     Anthony Bowers....................       239,300              85,000           174,300          *
        Director
---------------------
*        Less than 1%

(1) Includes 2,826,290 shares, 2,654,290 shares, 0 shares, 322,500 shares, 0 shares, and 25,000 shares of common stock as to which Denis A. Krusos, Frank J. DiSanto, Henry P. Herms, George P. Larounis, Richard J. Salute, and Anthony Bowers, respectively, have the right to acquire currently or within 60 days of the date hereof upon exercise of options granted pursuant to the 1993 Stock Option Plan. Also includes 750,000 shares, 600,000 shares, 250,000 shares, 40,000 shares, 0 shares, and 40,000 shares of common stock as to which Denis A. Krusos, Frank J. DiSanto, Henry P. Herms, George P. Larounis, Richard J. Salute, and Anthony Bowers, respectively, have the right to acquire currently or within 60 days of the date hereof upon the exercise of options granted pursuant to the Copytele, Inc. 2000 Share Incentive Plan.

(2) Includes shares issuable upon exercise of options currently granted to the selling shareholder, whether or not such options are exercisable within 60 days. Does not constitute a commitment to sell any or all of the stated number of shares. The number of shares to be sold shall be determined from time to time by each selling shareholder in his discretion.

(3) Percentage is computed with reference to the 74,421,807 shares of our common stock outstanding as of April 30, 2003, and assumes the exercise of all presently exercisable options by the selling shareholders and the sale of all shares offered by the selling shareholders under this prospectus.

                                 USE OF PROCEEDS

     Shares covered by this prospectus will be sold by the selling shareholders as principals for their own account. We will not receive any proceeds from sales of any shares by selling shareholders.

                              PLAN OF DISTRIBUTION

     The selling shareholders, or pledges, donees, or transferees of or successors in interest to the selling shareholders, may sell shares pursuant to this prospectus from time to time in transactions (including one or more block transactions) on the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted), in the public market off the OTC Bulletin Board, in privately negotiated transactions, or in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are paying all expenses of registration incurred in connection with this offering, but the selling shareholders will pay their own brokerage commissions and any other expenses they incur.

     The selling shareholders and any dealers acting in connection with the offering or any brokers executing sell orders on behalf of a selling shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a selling shareholder and any commissions or discounts received by a broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, a broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through the broker or dealer.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Duane Morris LLP, our legal counsel.

                                     EXPERTS

     The financial statements of CopyTele, Inc. incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended October 31, 2002 have been audited by Grant Thornton LLP, independent certified public accountants, as stated in its report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Our financial statements incorporated by reference in this prospectus and elsewhere in the registration statement include financial statements that were audited by Andersen. On June 6, 2002, we dismissed Andersen as our principal public accountants. We have been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the registration statement of which this prospectus is a part to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


         Item 3.  Incorporation of Documents By Reference.
         ------   ----------------------------------------

         The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

                  (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003;

                  (3) the Company's Current Report on Form 8-K dated March 25, 2003; and

                  (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         The Company's financial statements incorporated by reference in this Registration Statement include financial statements that were audited by Arthur Andersen LLP ("Andersen"). On June 6, 2002, the Company dismissed Andersen as its principal public accountants. The Company has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits this Registration Statement to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

         Item 4.  Description of Securities.
         ------   -------------------------

         Not applicable.

         Item 5.  Interest of Named Experts and Counsel.
         ------   -------------------------------------

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.
         ------   -----------------------------------------

         Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

         Article XIII of the By-Laws of the Company contain provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The Company's By-Laws, as amended and restated, are filed as an Exhibit to this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Item 7.  Exemption from Registration Claimed.
         ------   -----------------------------------

         Not applicable.

         Item 8.  Exhibits.
         ------   --------

              Exhibit No.           Description
              -----------           -----------

                  4(a)     -        Certificate of Incorporation of the
                                    Company, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992
                                    (incorporated by reference).

                  4(b)     -        By-Laws of the Company, as amended and
                                    restated, filed as Exhibit 4(b) to the
                                    Company's Registration Statement on Form
                                    S-8, Registration No. 33-49402 (incorporated by reference).

                  4(c)     -        Amendment to By-Laws, filed as Exhibit 3.3
                                    to the Company's Quarterly Report on Form
                                    10-Q for the quarter ended January 31, 2003
                                    (incorporated by reference).

                  4(d)     -        CopyTele, Inc. 2003 Share Incentive Plan,
                                    (filed herewith).

                  5        -        Opinion and consent of Duane Morris LLP
                                    (filed herewith).

                  23(a)    -        Consent of Grant Thornton LLP (filed
                                    herewith).

                  23(b)    -        Consent of Duane Morris LLP  (included in
                                    Exhibit 5).

                  24       -        Powers of Attorney  (included on signature
                                    page).

         Item 9.  Undertakings.
         ------   ------------

         (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post- effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 5th day of May, 2003.

                        CopyTele, Inc.


                        By:  /s/ Denis A. Krusos
                             ----------------------
                             Denis A. Krusos
                             Chairman of the Board and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Denis A. Krusos and Frank J. DiSanto acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                 Title                                                Date
---------                                 -----                                                ----

/s/ Denis A. Krusos                       Chairman of the Board, Chief Executive Officer and   May 5, 2003
-------------------                       Director (Principal Executive Officer)
Denis A. Krusos


/s/ Frank J. DiSanto                      President and Director                               May 5, 2003
--------------------
Frank J. DiSanto

/s/ Henry P. Herms                        Vice President-Finance, Chief Financial Officer and  May 5, 2003
------------------                        Director (Principal Financial and Accounting
Henry P. Herms                            Officer)


/s/ George P. Larounis                    Director                                             May 5, 2003
----------------------
George P. Larounis

/s/ Richard J. Salute
---------------------
Richard J. Salute                         Director                                             May 5, 2003


/s/ Anthony Bowers                        Director                                             May 5, 2003
------------------
Anthony Bowers

                                  EXHIBIT INDEX


               Exhibit No.                          Description
               -----------                          -----------
                  4(a)     -        Certificate of Incorporation of the
                                    Company, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992
                                    (incorporated by reference).

                  4(b)     -        By-Laws of the Company, as amended and
                                    restated, filed as Exhibit 4(b) to the
                                    Company's Registration Statement on Form
                                    S-8, Registration No. 33-49402 (incorporated by reference).

                  4(c)     -        Amendment to By-Laws, filed as Exhibit 3.3
                                    to the Company's Quarterly Report on Form
                                    10-Q for the quarter ended January 31, 2003
                                    (incorporated by reference).

                  4(d)     -        CopyTele, Inc. 2003 Share Incentive Plan,
                                    (filed herewith).

                  5        -        Opinion and consent of Duane Morris LLP
                                    (filed herewith).

                  23(a)    -        Consent of Grant Thornton LLP (filed
                                    herewith).

                  23(b)    -        Consent of Duane Morris LLP  (included in
                                    Exhibit 5).

                  24       -        Powers of Attorney  (included on signature
                                    page).